UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols (s)	Name of each exchange on which registered
Common Stock	ARTNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 28, 2020, Artesian Water Company, Inc. (“Artesian Water”), a wholly owned subsidiary of Artesian Resources Corporation, entered into three financing agreements (the “Financing Agreements”) with the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health & Social Services, Division of Public Health, a public agency of the state of Delaware (the “Department”). The Department makes loans to, and acquires obligations of, eligible persons in Delaware to finance the costs of drinking water facilities in accordance with the Federal Safe Drinking Water Act using funds from the Delaware Drinking Water State Revolving Fund (the “Fund”).

Under the Financing Agreements, the Department has agreed to advance to Artesian Water up to approximately $1.7 million, $1.0 million and $1.3 million (collectively, the “Loans”) from the Fund to finance all or a portion of the costs to replace specific water transmission mains in service areas located in New Castle County, Delaware (collectively, the “Projects”).  In accordance with the Financing Agreements, Artesian Water will from time to time request funds under the Loans as it incurs costs in connection with the Projects.  Pursuant to three General Obligation Notes, Series 2020A-SRF, 2020B-SRF and 2020C-SRF, dated as of April 28, 2020, entered into in connection with the Financing Agreements (the “Notes”), borrowings under the Financing Agreements bear interest at a rate of 0.6% per annum and are further subject to an administrative fee at a rate of 0.6% per annum.  Interest and the administrative fee accrue starting on April 28, 2020 and are payable semiannually in arrears on each November 1 and May 1, commencing on November 1, 2020 (each, a “Payment Date”).  Artesian Water is obligated to pay only interest and the administrative fee during the period commencing on April 28, 2020 and ending on the earlier of (i) the Payment Date next succeeding the date on which the Projects are actually completed and (ii) June 30, 2021.  After the end of such period, in addition to payment of interest and the administrative fee, Artesian Water will begin making principal payments semiannually on each Payment Date on the outstanding principal amounts of the Loans in accordance with the terms of the Notes. The final maturity date of the Notes on which all unpaid principal, interest and administrative fee are due and payable is November 1, 2041.

The Financing Agreements contain certain covenants that are binding on Artesian Water (which are in some cases subject to certain exceptions), including, but not limited to, affirmative obligations to maintain its legal existence, to maintain proper books of record and account, to deliver certain officer’s certificates to the Department as to the nonexistence of an event of default under the Financing Agreements, and to consult with the Department in the event that Artesian Water is required to borrow additional funds in order to complete the Projects.

The Financing Agreements contain customary events of default (which are in some cases subject to certain exceptions and cure periods), including, but not limited to, with respect to nonpayment of principal, interest or any administrative fee, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events or other relief proceedings. If an event of default shall have occurred and be continuing, the Department may, in addition to any other remedies provided in the Financing Agreements or by law, discontinue advances under the Financing Agreements and declare immediately due and payable all amounts due or to become due under the Financing Agreements and the Notes.

The foregoing description of the Financing Agreements and the Notes is qualified in its entirety by reference to the Financing Agreements and the Notes, which are attached hereto as Exhibits 10.1 through Exhibit 10.6 and are incorporated by reference into this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
Financing Agreement, dated as of April 28, 2020, between Artesian Water Company, Inc. and Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health & Social Services, Division of Public Health.

10.2
General Obligation Note (New Castle County Water Main Transmission Replacements Projects), Series 2020A-SRF, dated as of April 28, 2020, issued by Artesian Water Company, Inc. in favor of Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health & Social Services, Division of Public Health.

10.3
Financing Agreement, dated as of April 28, 2020, between Artesian Water Company, Inc. and Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health & Social Services, Division of Public Health.

10.4
General Obligation Note (New Castle County Water Main Transmission Replacements Projects), Series 2020B-SRF, dated as of April 28, 2020, issued by Artesian Water Company, Inc. in favor of Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health & Social Services, Division of Public Health.

10.5
Financing Agreement, dated as of April 28, 2020, between Artesian Water Company, Inc. and Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health & Social Services, Division of Public Health.

10.6
General Obligation Note (New Castle County Water Main Transmission Replacements Projects), Series 2020C-SRF, dated as of April 28, 2020, issued by Artesian Water Company, Inc. in favor of Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health & Social Services, Division of Public Health.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: April 30, 2020	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer